                                                                     EXHIBIT (G)

                       INSTRUCTIONS FOR SOLICITING DEALERS

                                Offer to Exchange

                      7-3/4% PEPS(SM) UNITS, SERIES B AND
                                 A CASH PAYMENT

                                       for

                             7-3/4% PEPS(SM) UNITS

                               of PPL CORPORATION

                                                                 January 7, 2004

Ladies and Gentlemen:

      PPL Corporation, a Pennsylvania corporation ("PPL"), is offering to exchange 7-3/4% Premium Equity Participation Security Units (PEPS(SM) Units), Series B, referred to herein as the New PEPS Units, plus a cash payment of $0.375 for each validly tendered and accepted 7-3/4% Premium Equity Participation Security Units (PEPS(SM) Units), referred to herein as the Outstanding PEPS Units, on the terms and subject to the conditions set forth in the S-4/A of PPL filed with the Securities Exchange Commission on January 6, 2004 (as it may be amended or supplemented from time to time, the "PROSPECTUS"), and the related letter of transmittal (the "LETTER OF TRANSMITTAL"). Such offer to exchange New PEPS Units for Outstanding PEPS is referred to herein as the "OFFER". All capitalized terms used but not defined shall have the meanings ascribed to such terms in the Prospectus.

      Morgan Stanley & Co., Incorporated, as dealer manager for the Offer (the "DEALER MANAGER"), has entered into a Dealer Manager Agreement dated as of November 17, 2003 (the "DEALER MANAGER AGREEMENT") with PPL and PPL Capital Funding Inc., pursuant to which it has agreed as Dealer Manager (A) to select and engage, in its sole discretion, securities dealers on behalf of PPL ("SOLICITING DEALERS") to solicit tenders from Retail Holders (as defined below) of Outstanding PEPS Units sought to be exchanged by PPL and (B) to pay a fee on PPL's behalf to any such Soliciting Dealer equal to the product of (i) 0.25% and
(ii) the aggregate total stated amount of Outstanding PEPS Units exchanged in the Offer whose tender, in the Dealer Manager's sole judgment, was solicited from a Retail Holder by such Soliciting Dealer (such amount, a "SOLICITING DEALER FEE").
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Only one Soliciting Dealer shall be entitled to receive a Soliciting Dealer Fee for each Outstanding PEPS Unit exchanged in the Offer that is owned by a Retail Holder. IN ADDITION, ONLY THE SOLICITING DEALER THAT ACTUALLY TENDERS OUTSTANDING PEPS UNITS ON BEHALF OF A RETAIL HOLDER WILL BE ENTITLED TO THE SOLICITING DEALER FEE. THE DEALER MANAGER WILL DETERMINE, IN ITS SOLE DISCRETION, THE SOLICITING DEALERS ENTITLED TO RECEIVE SOLICITING DEALER FEES. As used herein, "RETAIL HOLDER" means any beneficial owner of Outstanding PEPS Units who, in the Dealer Manager's sole discretion, is not a person identified in Rule 13d-1(b)(1)(ii) under the Securities Exchange Act of 1934, as amended, at the time of such tender.

      In order to be entitled to receive a Soliciting Dealer Fee, a Soliciting Dealer must submit to the Dealer Manager a completed, duly executed Application for Soliciting Dealer Fee attached as Annex A hereto prior to 5:00 p.m. New York City time on the expiration date of the Offer. Soliciting Dealer Fees will be paid to eligible Soliciting Dealers on the Exchange Date for the Offer.


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                                                                         ANNEX A

                      APPLICATION FOR SOLICITING DEALER FEE

                                Offer to Exchange
                      7-3/4% PEPS(SM) UNITS, SERIES B AND
                                 A CASH PAYMENT
                                       for
                             7-3/4% PEPS(SM) UNITS
                               of PPL CORPORATION

      In order to be eligible to be paid the Soliciting Dealer Fee for Outstanding PEPS Units held in nominee name tendered by a Soliciting Dealer on behalf of a customer who is the beneficial owner of such Outstanding PEPS Units, this Application must be duly executed, properly dated and returned to the Dealer Manager prior to 5:00 p.m. New York City time on the expiration date of the Offer. This application is qualified in its entirety by (i) the Instructions that form a part of the Letter of Transmittal and (ii) the terms of the Instructions for Soliciting Dealers relating to the above-captioned exchange offer dated January 7, 2004 ("INSTRUCTIONS FOR SOLICITING DEALERS"). All capitalized terms used but not defined shall have the meanings ascribed to such terms in the Instructions for Soliciting Dealers.

1.    REPRESENTATIONS OF SOLICITING DEALER

      The undersigned hereby represents and warrants to the Dealer Manager that:

      (a) All beneficial holders identified in Section 6 below are Retail
Holders;

      (b) No portion of any Soliciting Dealer Fee shall be paid to any beneficial owner of any Outstanding PEPS Unit;

      (c) No tender of any Outstanding PEPS Unit was solicited in contravention of the federal securities laws of the United States or the securities laws of any state or subdivision thereof;

      (d) In executing this Application we have relied upon the Prospectus, the Letter of Transmittal and the Instructions for Soliciting Dealers and upon not other representations whatsoever, written or oral;

      (e) We are (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a foreign broker or dealer not eligible for membership in the NASD, in which case we agree that we will not


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solicit tenders of Outstanding PEPS Units within the United States, its territories or possessions or from persons who are nationals or residents therein, and in either case agree that in acting under this Application we will conform to the Conduct Rules of the NASD in soliciting tenders of Outstanding PEPS Units pursuant to the Offer.

2.    ACKNOWLEDGMENTS

      (a) We hereby acknowledge that the Dealer Manager shall have the sole discretion to determine whether a Soliciting Dealer is entitled to receive a Soliciting Dealer Fee in connection with the Offer, and we agree to provide to the Dealer Manager such further documentation as the Dealer Manager may reasonably request in order for the Dealer Manager to make such determination.

      (b) We hereby acknowledge receipt of the Prospectus, the Letter of Transmittal and the Instructions for Soliciting Dealers.

3.    AGREEMENT TO DELIVER DOCUMENTS

      We hereby agree to deliver (a) to each person from whom we solicit tenders, copies of the preliminary prospectus relating to the Offer dated November 17, 2003, and each amendment or supplement thereto, and the Letter of Transmittal and (b) to each person who deposits Outstanding PEPS Units accompanied by a Letter of Transmittal in which, to our knowledge, our name has been inserted, the preliminary prospectus relating to the Offer dated November 17, 2003, and each amendment or supplement thereto prior to the deposit of such person's Outstanding PEPS Units, unless such person shall previously have received such materials.

4.    LIMITATIONS ON AUTHORITY

      We hereby agree that we have not been and are not authorized by any of PPL, PPL Capital Funding, Inc. or the Dealer Manager to give any information or to make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by PPL through the Dealer Manager. We hereby agree that we have not been and are not authorized to act in any way as agent of either PPL, PPL Capital Funding, Inc. or the Dealer Manager and we hereby represent that we have not purported to act as such agent.

5.    PAYMENT REQUEST

      Voluntary Offering Instruction Number (VOI)______________________

      Number of Shares Tendered _______________ Date Tendered__________


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      Participant No. ______________ Participant Name__________________

      Payment Instructions:

      Name of Firm_____________________________________________________
                                    (Please Print)

      Contact Name_____________________________________________________

      Address__________________________________________________________

      City/State/Zip Code______________________________________________

               Telephone Number (_____) _______________________


6.    BENEFICIAL OWNER INFORMATION

      Below is the name of each beneficial owner, their account number and the number of Outstanding PEPS Units tendered by such beneficial owner whose tender of Outstanding PEPS Units was solicited by us:

NAME/ACCOUNT NO. OF        NUMBER OF OUTSTANDING    NAME/ACCOUNT NO. OF      NUMBER OF OUTSTANDING
BENEFICIAL OWNER           PEPS UNITS TENDERED      BENEFICIAL OWNER         PEPS UNITS TENDERED

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________

_______________            _______________          _______________          _______________
                                       (Attach additional list if necessary)


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      We hereby confirm to the Dealer Manager our acceptance of the terms and conditions of the foregoing letter and the truth and accuracy of each representation, warranty and acknowledgment set forth therein.

                                        Very Truly Yours,

                                        ----------------------------------------
                                                    Firm Name

                                        By:
                                           -------------------------------------
                                                    Authorized Signature


                                        ----------------------------------------
                                                    Address

Dated:
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